AMENDMENT NUMBER 1 TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment Number 1 to the Transfer Agency and Service Agreement (this “Amendment”) is made as of ______, 2025 and effective as of ______, 2025, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS, a Delaware statutory trust having its principal office and place of business at 1301 2nd Ave, 18th Floor, Seattle, Washington 98101 (the “Trust”);

Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement (as defined below).

WHEREAS, the Trust and State Street entered into a Transfer Agency and Service Agreement dated as of January 22, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and

WHEREAS, State Street and the Trust desire to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendments.

A.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Miscellaneous

A	Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

B

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Confidential

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

BY:
NAME:
TITLE:

STATE STREET BANK AND TRUST COMPANY

BY:
NAME:
TITLE:

Information Classification: Confidential

TRANSFER AGENCY AND SERVICE AGREEMENT

Schedule A

LIST OF PORTFOLIOS

(dated as of _____, 2025)

Russell Investments Emerging Markets Equity ETF

(f/k/a Emerging Markets Equity Active ETF)

Russell Investments Global Infrastructure ETF

(f/k/a Global Infrastructure Active ETF)

Russell Investments Global Equity ETF

(f/k/a Global Equity Active ETF)

Russell Investments International Developed Equity ETF

(f/k/a International Developed Equity Active ETF)

Russell Investments U.S. Small Cap Equity ETF

(f/k/a U.S. Small Cap Equity Active ETF)

Russell Investments Core Plus Bond ETF

Russell Investments Global Real Estate ETF

Information Classification: Confidential